UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2010 CONSOL Energy Inc. (“CONSOL Energy”) announced that it had entered into an agreement (the “Agreement”) dated March 21, 2010 with T. Rowe Price Associates, Inc., on behalf of its investment advisory clients owning 9,474,116 shares (of which 2,642,000 shares are discretionary account shares) of CNX Gas Corporation (“CNX Gas”) common stock (the “TRP Shares”), or approximately 37% of the outstanding shares that the registrant does not currently own. Under the agreement, CONSOL Energy has agreed, subject to the satisfaction of certain conditions, to commence a tender offer by May 5, 2010 to acquire all of the shares of CNX Gas common stock that it does not currently own at a price of $38.25 in cash per share, and T. Rowe Price has agreed to tender the TRP Shares into the offer. While CONSOL Energy believes that most, if not all, of the discretionary account shares will be tendered into the offer, each unaffiliated third party with respect to its discretionary account shares has the right to instruct that its shares be sold or not be tendered. CONSOL Energy’s obligation to commence the tender offer is subject to several conditions, including the raising of $4.5 billion from offerings of common stock and debt securities, the closing of the previously announced Purchase and Sale Agreement dated March 14, 2010 with Dominion Resources, Inc. and certain subsidiaries and an increase in the amount available for borrowing under the Company’s and CNX Gas’ credit facilities to an aggregate of $2.0 billion. The foregoing description of the Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference herein. There can be no assurance that the transactions contemplated by the Agreement will be consummated.

Important Information

The disclosures included in this Current Report on Form 8-K are for informational purposes only and are not an offer to buy or the solicitation of an offer to sell any security. The tender offer for the outstanding shares of CNX Gas Corporation (“CNX Gas”) common stock described in this Current Report on Form 8-K has not commenced. At the time the expected tender offer is commenced, CONSOL Energy, Inc. (“CONSOL Energy”) will file a tender offer statement on Schedule TO (the “Schedule TO”) with the U.S. Securities and Exchange Commission (the “SEC”). Investors and CNX Gas stockholders are strongly advised to read the Schedule TO, the definitive offer to purchase, and all supplements (in each case when available) and any other relevant documents filed with the SEC because they will contain important information. Investors and stockholders may obtain a free copy of the statements and SEC filings (when available) at www.sec.gov. Requests to CONSOL should be made in writing to Daniel Zajdel, Vice President - Investor Relations, CONSOL Energy Inc., CNX Center, 1000 CONSOL Energy Drive, Canonsburg, PA 15317, or by email at DanZajdel@consolenergy.com.

Item 8.01	Other Events.

On March 21, 2010 CONSOL Energy issued a press release regarding the Agreement which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On March 22, 2010 CONSOL Energy issued a press release providing additional information regarding its low-vol met coal contracts. A copy of this press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

On March 22, 2010 CNX Gas Corporation issued a press release regarding results from its latest Marcellus Shale well. A copy of this press release is attached as Exhibit 99.3 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

Exhibit 10.1	Share Tender Agreement between CONSOL Energy Inc. and T. Rowe Price Associates, Inc., dated March 21, 2010.

Exhibit 99.1	CONSOL Energy Press Release dated March 21, 2010 regarding Agreement with T. Rowe Price Associates, Inc.

Exhibit 99.2	CONSOL Energy Press Release dated March 22, 2010 regarding coal contracts.

Exhibit 99.3	CNX Gas Press Release dated March 22, 2010 regarding well results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/S/ P. JEROME RICHEY
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief Legal Officer & Secretary

Dated: March 22, 2010

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 10.1	Share Tender Agreement between CONSOL Energy Inc. and T. Rowe Price Associates, Inc., dated March 21, 2010.

Exhibit 99.1	CONSOL Energy Press Release dated March 21, 2010 regarding Agreement with T. Rowe Price Associates, Inc.

Exhibit 99.2	CONSOL Energy Press Release dated March 22, 2010 regarding coal contracts.

Exhibit 99.3	CNX Gas Press Release dated March 22, 2010 regarding well results.